FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of November 5, 2014 (this “Amendment”), to the Employment Agreement, dated as of June 12, 2013 (the “Agreement”), by and between Rand Logistics, Inc., a Delaware corporation (the “Company”), and Laurence S. Levy (“Executive”).

WITNESSETH

WHEREAS, Section 10 of the Agreement provides that the Agreement may be amended in a writing signed by the Company and Executive;

WHEREAS, the Company desires Executive to assume the role and title of Executive Vice Chairman rather than that of Executive Chairman, with substantially the same duties and obligations as heretofore performed by Executive in his capacity as Executive Chairman;

WHEREAS, Executive desires to assume such role and title; and

WHEREAS, in connection with Executive assuming the role and title of Executive Vice Chairman, the Company and Executive desire to amend the Agreement to reflect the changes set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.                      Definitions.  Except as otherwise expressly provided herein, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2.                      Amendments to the Agreement.

Section 1.1 of the Agreement is hereby amended and restated to read as follows:

“Subject to the terms and conditions of this Agreement, during the Term of Employment (as hereinafter defined), the Company agrees to employ Executive as its Executive Vice Chairman, and to nominate Executive for election, or appoint Executive, to the Company’s Board of Directors.  In such capacity as Executive Vice Chairman, Executive shall report to the Company’s Board of Directors and shall have the customary powers, responsibilities and authority of executives holding such position in corporations of the size, type and nature of the Company, as it exists from time to time, and as may be otherwise mutually agreed to by Executive and the Company’s Board of Directors.”

Section 1.2 of the Agreement is hereby amended and restated to read as follows:

“Subject to the terms and conditions of this Agreement, Executive hereby accepts employment as Executive Vice Chairman and agrees to devote a sufficient amount of his business time and efforts as is reasonably necessary to fulfill his obligations in such capacity. The Company acknowledges that Executive allocates his business time and attention among several business enterprises (including executive and other positions with such business enterprises), and in the future may allocate a portion of his business time and attention to additional business enterprises (including executive and other positions with such business enterprises).  Without limiting any of the Company’s rights under this Agreement, the Company agrees that, subject to Executive’s continued compliance with Section 12 hereof, Executive shall only be required to devote to the Company’s business and affairs such time as shall be necessary to fulfill his duties and responsibilities hereunder.  The Company acknowledges that the amount of business time and attention devoted by Executive to the business and affairs of the Company during his employment as the Executive Chairman has been sufficient to fulfill such duties.  The parties anticipate that a similar commitment of time and effort should be sufficient to fulfill Executive’s duties and responsibilities as Executive Vice Chairman.”

Section 3.1 of the Agreement is hereby amended and restated to read as follows:

“Annual Compensation.  From November 20, 2014 through March 31, 2015, the Company shall pay Executive total compensation at a rate of $475,000 per annum (such annualized amount, the “Total Annual Compensation”).  The Total Annual Compensation shall be paid in part in cash as Base Salary as provided in Section 3.2 and in part in equity based grants as provided in Section 3.3.”

Section 3.2 of the Agreement is hereby amended and restated to read as follows:

“Base Salary.  Of the Total Annual Compensation provided in Section 3.1 payable with respect to the period from November 20, 2014 through March 31, 2015, 42.1% of such amount shall be payable in cash (the “Residual FY2015 Base Salary”).  For each fiscal year of the Company beginning on or after March 31, 2015, not less than 62.5% of the Total Annual Compensation paid to Executive for each such fiscal year shall be payable in cash as an annual base salary (such annual salary, the “Base Salary”). The Residual FY2015 Base Salary and each subsequent fiscal year’s Base Salary shall be payable in accordance with the ordinary payroll practices of the Company. “Base Salary” for all purposes herein shall be deemed to be a reference to the annualized Base Salary in effect as of any date that requires the determination of Executive’s Base Salary hereunder.”

Section 3.3 of the Agreement is hereby amended and restated to read as follows:

“Equity-Based Compensation.  Without limiting any equity award that may be granted to Executive with respect to Executive’s service between April 1, 2014 and November 20, 2014, the Company shall award Executive restricted stock and restricted stock units in respect of that number of whole shares of the Company’s common stock having a value (determined in accordance with the provisions of the applicable equity incentive plan under which such award is granted) that is equal to 57.9% of the portion of the Total Annual Compensation payable to Executive with respect to the period beginning on November 20, 2014 and ending on March 31, 2015 (the “Restricted Share Awards”).  Such Restricted Share Awards shall have terms and conditions as to vesting that are no less favorable to Executive than the terms applicable to the most recent grant of similar equity awards to Executive.  Subject to the immediately preceding sentence, the remaining terms and conditions of the Restricted Share Awards shall be determined by the Compensation Committee, but subject to the terms and conditions of the plan under which any such award is granted.  Any Restricted Share Award granted hereunder shall be evidenced in an award agreement or other written confirmation of the terms and conditions thereof as the Compensation Committee shall specify.”

Section 3.4 of the Agreement is hereby amended and restated to read as follows:

“Adjustments in Compensation.  For each fiscal year of the Company during the Term of Employment following the Company’s fiscal year ending March 31, 2015, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) shall review Executive’s Total Annual Compensation in good faith in accordance with the Company’s customary procedures and practices as in place from time to time regarding the total compensation of senior executives, and, subject to Executive’s right to terminate his employment for Good Reason (as defined in Section 6.2(d) hereof), may adjust the amount of Executive ’s Total Annual Compensation, and the portion thereof payable in Base Salary and in the form of Restricted Share Awards.”

Section 6.2(d)(vi) of the Agreement is hereby amended and restated to read as follows:

“the removal of Executive from the Board of Directors or the failure to re-elect or appoint Executive as a member of the Board of Directors, unless any such removal or failure to re-elect or appoint occurs with the consent or at the request of Executive;”

Section 6.3(b)(iii) of the Agreement is hereby amended and restated to read as follows:

“Executive’s failure to follow and carry out the lawful instructions of the Board of Directors of the Company that are materially consistent with the terms of this Agreement and Executive’s duties as Executive Vice Chairman; or”

Section 3.                      Acknowledgement.  By executing this Amendment, Executive hereby consents to the occurrence of the events set forth in Sections 6.2(d)(i) and 6.2(d)(vi) solely with respect to the transactions contemplated by this Amendment.  Nothing contained herein shall be construed as a consent to, or waiver of, any action or inaction by the Company following the execution of this Amendment that constitutes Good Reason within the meaning of Section 6.2(d) of the Agreement.

Section 4.                      Governing Law.  This Amendment shall be construed, interpreted and governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law.

Section 5.                      Counterparts.  This Amendment may be executed in two or more counterparts, each of which will be deemed an original. Delivery of an executed counterpart of a signature page to this Amendment in electronic (i.e. “pdf” or “tif”) format shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 6.                      Effect.  Except as otherwise provided herein, the provisions of the Agreement shall remain unmodified and in full force and effect, and each party shall continue to perform in accordance with the terms of the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the day and year first above written.

RAND LOGISTICS, INC.

By:	/s/ Edward Levy
Name:	Edward Levy
Title:	President and Chief Executive Officer

EXECUTIVE

/s/ Laurence S. Levy
Laurence S. Levy